Exhibit 99.1

FOR IMMEDIATE RELEASE	CONTACT:	Ware Grove
Chief Financial Officer
-or-
Lori Novickis
Director, Corporate Relations
CBIZ, Inc.
Cleveland, Ohio
(216) 447-9000

CBIZ REPORTS THIRD-QUARTER AND NINE-MONTH 2018 RESULTS

THIRD-QUARTER HIGHLIGHTS:

•	TOTAL REVENUE +8.0%
•	SAME-UNIT REVENUE +6.3%
•	EPS FROM CONTINUING OPERATIONS +33.3%

NINE-MONTH HIGHLIGHTS:

•	TOTAL REVENUE +9.5%
•	SAME-UNIT REVENUE +6.0%
•	EPS FROM CONTINUING OPERATIONS +33.7%

CLEVELAND (October 31, 2018) – CBIZ, Inc. (NYSE: CBZ) (the “Company”) today announced third-quarter and nine-month results for the period ended September 30, 2018.

For the 2018 third quarter, CBIZ reported revenue of $224.2 million, an increase of $16.5 million, or 8%, over the $207.7 million reported in 2017. Same-unit revenue increased by $13 million, or 6.3%, for the quarter, compared with the same period a year ago. Newly acquired operations contributed $3.5 million, or 1.7%, to revenue in the quarter. CBIZ reported income from continuing operations of $13.6 million, or $0.24 per diluted share, in the 2018 third quarter, compared with $9.9 million, or $0.18 per diluted share, for the same period a year ago. Adjusted EBITDA for the third quarter was $24.4 million, compared with $23.7 million for the third quarter of 2017.

For the nine-month period ended September 30, 2018, CBIZ reported revenue of $723 million, an increase of $62.8 million, or 9.5%, over the $660.2 million recorded for 2017. Same-unit revenue increased by $39.4 million, or 6%, compared with the same period a year ago. Acquisitions contributed $23.4 million, or 3.5%, to revenue growth in the first nine months. Income from continuing operations was $62.5 million, or $1.11 per

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diluted share, for the first nine months of 2018, compared with $46.3 million, or $0.83 per diluted share, for the same period a year ago. Adjusted EBITDA was $104.3 million, compared with $95.1 million for 2017.

During the quarter and nine months ended September 30, 2018, the Company recorded expenses of approximately $600,000 and $3.5 million due to the increase in share price from $23.00 at June 30, 2018 and $15.45 at December 30, 2017, respectively. The Company is required to mark-to-market anticipated future share issuances related to contingent acquisition earnout liabilities, as well as share equivalents in the Company’s non-executive, equity-aligned cash bonus plan. These items are primarily reflected in Other income, net, with a small portion reflected in Operating expenses.

Jerry Grisko, CBIZ President and Chief Executive Officer, said, “We are very pleased to report strong growth in revenue and earnings for the third quarter and the first nine months of this year, led by continued strong client demand for our core tax and accounting, advisory, and government healthcare consulting services. We are also pleased with the performance of the acquisitions that we have closed in 2018, which are expected to contribute approximately $9.1 million to annual revenue. With $226 million of unused financing capacity on our unsecured credit facility, we have sufficient funds available to continue to add acquisitions that strengthen our geographic footprint and enhance our client service offerings."

Grisko continued, “In addition to acquisition activity, we have made a number of other strategic investments to strengthen the future growth and performance of our businesses. We launched our first national cable television advertising campaign in the third quarter to improve brand recognition and we have continued to invest in hiring and developing new business producers within our Benefits and Insurance Services group. It is expected that these investments will continue through the balance of this year and into 2019.”

2018 Outlook

•	The Company expects growth in total revenue to be near the high end of a range of 5% to 8%.

•

The Company expects to report an effective tax rate of approximately 24% as a result of the Tax Cuts and Jobs Act, although a number of factors may impact the tax rate. The Company expects a weighted average fully diluted share count of approximately 56.0 to 56.5 million shares for full-year 2018.

•

The Company expects to achieve growth in fully diluted earnings per share within a range of 13% to 17% over the $0.92 reported for full-year 2017. Adjusted for the one-time 2017 impact of the Tax Cuts and Jobs Act, the Company expects to achieve growth within a range of 20% to 24% over the adjusted $0.87 reported for 2017.

Conference Call

CBIZ will host a conference call at 11:00 a.m. (ET) today to discuss its results. The call will be webcast live for the media and the public, and can be accessed at www.cbiz.com. Shareholders and analysts who would like to participate in the call can register at http://dpregister.com/10125170 to receive the dial-in number and unique personal identification number. Participants may register at any time, including up to and after the call start time.

NYSE: CBZ ● www.cbiz.com ● Twitter @cbz

A replay of the webcast will be made available approximately two hours following the call on the Company’s web site at www.cbiz.com. For those without internet access, a replay of the call will also be available starting at approximately 1:00 p.m. (ET), October 31, through 5:00 p.m. (ET), November 5, 2018. The toll-free dial-in number for the replay is 1-877-344-7529. If you are listening from outside the United States, dial 1-412-317-0088. The access code for the replay is 10125170.

About CBIZ

CBIZ, Inc. provides professional business services that help clients better manage their finances, employees and insurance needs. CBIZ provides its clients with financial services including accounting, tax, financial advisory, government healthcare consulting, risk advisory and valuation services. Benefits and insurance services include group health benefits consulting, property and casualty insurance, retirement plan consulting, payroll and HR consulting. As a leading provider of accounting, insurance and other professional consulting services to businesses throughout the United States, the Company’s services are provided through more than 100 Company offices in 33 states. For more information, please visit www.cbiz.com.

Forward-Looking Statements

Forward-looking statements in this release are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements are subject to certain risks and uncertainties that could cause actual results to differ materially from those projected. Such risks and uncertainties include, but are not limited to, the Company’s ability to adequately manage and sustain its growth; the Company’s dependence on the current trend of outsourcing business services; the Company’s dependence on the services of its CEO and other key employees; competitive pricing pressures; general business and economic conditions; and changes in governmental regulation and tax laws affecting the Company’s insurance business or its business services operations. A more detailed description of such risks and uncertainties may be found in the Company’s filings with the Securities and Exchange Commission at www.sec.gov.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

THREE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In thousands, except percentages and per share data)

	THREE MONTHS ENDED
	SEPTEMBER 30,
	2018	%	2017	%
Revenue	$224,249	100.0%	$207,723	100.0%
Operating expenses (1)	198,607	88.6%	184,723	88.9%
Gross margin	25,642	11.4%	23,000	11.1%
Corporate general and administrative expenses (1)	10,279	4.5%	7,979	3.8%
Operating income	15,363	6.9%	15,021	7.3%
Other (expense) income:
Interest expense	(1,614)	-0.8%	(1,777)	-0.9%
Other income, net (1) (2)	3,143	1.4%	2,792	1.3%
Total other income, net	1,529	0.6%	1,015	0.4%
Income from continuing operations before income tax expense	16,892	7.5%	16,036	7.7%
Income tax expense	3,297		6,172
Income from continuing operations	13,595	6.1%	9,864	4.7%
Loss from operations of discontinued businesses, net of tax	(9)		(206)
Net income	$13,586	6.1%	$9,658	4.6%

Diluted earnings per share:
Continuing operations	$0.24		$0.18
Discontinued operations	-		-
Net income	$0.24		$0.18

Diluted weighted average common shares outstanding	56,740		55,827
Other data from continuing operations:
Adjusted EBITDA (3)	$24,358		$23,701

(1)

CBIZ sponsors a deferred compensation plan, under which a CBIZ employee's compensation deferral is held in a rabbi trust and invested accordingly as directed by the employee. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($3 million expense in 2018 and $2.7 million expense in 2017, or (1.4%) and (1.3%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.4 million expense in both 2018 and 2017, respectively, or (0.1%) and (0.1%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($3.4 million income in 2018 and $3 million income in 2017, or 1.5% and 1.4% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

(2)

Included in "Other income, net" for the three months ended September 30, 2018 and 2017, is income of $0.2 million and $0.5 million, respectively, related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest generally accepted accounting principles ("GAAP") financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

NINE MONTHS ENDED SEPTEMBER 30, 2018 AND 2017

(In thousands, except percentages and per share data)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2018	%	2017	%
Revenue	$722,980	100.0%	$660,198	100.0%
Operating expenses (1)	608,459	84.2%	565,609	85.7%
Gross margin	114,521	15.8%	94,589	14.3%
Corporate general and administrative expenses (1)	30,300	4.2%	25,979	3.9%
Operating income	84,221	11.6%	68,610	10.4%
Other (expense) income:
Interest expense	(5,211)	-0.7%	(4,986)	-0.8%
Gain on sale of operations, net	663	0.1%	45	0.0%
Other income, net (1) (2)	2,544	0.4%	9,293	1.5%
Total other (expense) income, net	(2,004)	-0.2%	4,352	0.7%
Income from continuing operations before income tax expense	82,217	11.4%	72,962	11.1%
Income tax expense	19,691		26,656
Income from continuing operations	62,526	8.6%	46,306	7.0%
Gain (loss) from operations of discontinued businesses, net of tax	17		(776)
Net income	$62,543	8.7%	$45,530	6.9%

Diluted earnings (loss) per share:
Continuing operations	$1.11		$0.83
Discontinued operations	-		(0.01)
Net income	$1.11		$0.82

Diluted weighted average common shares outstanding	56,393		55,641
Other data from continuing operations:
Adjusted EBITDA (3)	$104,293		$95,070

(1)

CBIZ sponsors a deferred compensation plan, as discussed in the quarterly footnote section. Income and expenses related to the deferred compensation plan are included in "Operating expenses" ($4.7 million expense in 2018 and $7.6 million expense in 2017, or (0.7%) and (1.2%) of revenue, respectively) and "Corporate general and administrative expenses" ($0.5 million expense in 2018 and $0.8 million expense in 2017, or (0.2%) and (0.1%) of revenue, respectively) and are directly offset by deferred compensation gains or losses in "Other income, net" ($5.2 million income in 2018 and $8.4 million income in 2017, or 0.9% and 1.3% of revenue, respectively). The deferred compensation plan has no impact on "Income from continuing operations before income tax expense."

(2)

Included in "Other income, net" for the nine months ended September 30, 2018 is expense of $3.3 million related to net changes in the fair value of contingent consideration which is mostly attributable to the required mark-to-market accounting of future share issuances for contingent acquisitions. For the same period in 2017, "Other income, net" included $0.2 million of income related to net changes in the fair value of contingent consideration related to CBIZ's prior acquisitions.

(3)

Refer to the financial highlights tables for a reconciliation of Non-GAAP financial measures to the nearest GAAP financial measure, and for additional information as to the usefulness of the Non-GAAP financial measures to shareholders and investors.

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CBIZ, INC.

FINANCIAL HIGHLIGHTS (UNAUDITED)

(In thousands)

SELECT SEGMENT DATA

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2018	2017	2018	2017
Revenue
Financial Services	$146,145	$130,305	$478,485	$421,529
Benefits and Insurance Services	70,069	69,663	220,152	215,386
National Practices	8,035	7,755	24,343	23,283
Total	$224,249	$207,723	$722,980	$660,198

Gross Margin
Financial Services	$21,599	$17,309	$91,836	$73,293
Benefits and Insurance Services	10,670	10,508	38,455	36,212
National Practices	521	646	1,987	1,932
Operating expenses - unallocated (1):
Other	(4,126)	(2,779)	(13,010)	(9,220)
Deferred compensation	(3,022)	(2,684)	(4,747)	(7,628)
Total	$25,642	$23,000	$114,521	$94,589

(1)

Represents operating expenses not directly allocated to individual businesses, including stock-based compensation, consolidation and integration charges, and certain advertising expenses. "Operating expenses - unallocated" also include gains or losses attributable to the assets held in the Company's deferred compensation plan. These gains or losses do not impact "Income from continuing operations before income tax expense" as they are directly offset by the same adjustment to "Other income, net" in the Consolidated Statements of Comprehensive Income. Net gains/losses recognized from adjustments to the fair value of the assets held in the deferred compensation plan are recorded as compensation expense in "Operating expenses" and as income in "Other income, net."

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CBIZ, INC.

SELECT CASH FLOW DATA

(In thousands)

	NINE MONTHS ENDED
	SEPTEMBER 30,
	2018	2017
Net income	$62,543	$45,530
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization expense	17,528	17,167
Bad debt expense, net of recoveries	3,697	4,265
Adjustments to contingent earnout liability	3,290	(221)
Stock-based compensation expense	5,358	4,247
Other noncash adjustments	(1,989)	(3,273)
Net income, after adjustments to reconcile net income to net cash provided by operating activities	90,427	67,715
Changes in assets and liabilities, net of acquisitions and divestitures	(26,993)	(29,116)
Operating cash flows provided by continuing operations	63,434	38,599
Operating cash used in discontinued operations	(162)	(748)
Net cash provided by operating activities	63,272	37,851
Net cash provided by investing activities	42,201	43,463
Net cash used in financing activities	(102,838)	(79,306)
Net increase in cash, cash equivalents and restricted cash	$2,635	$2,008

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CBIZ, INC.

SELECT FINANCIAL DATA AND RATIOS

(In thousands)

	SEPTEMBER 30,	DECEMBER 31,
	2018	2017
Cash and cash equivalents	$3,493	$424
Restricted cash	32,551	32,985
Accounts receivable, net	234,906	188,300
Current assets before funds held for clients	297,526	245,061
Funds held for clients - current and non-current	126,311	203,112
Goodwill and other intangible assets, net	636,202	613,206

Total assets	$1,189,856	$1,176,231

Notes payable - current	$1,523	$1,861
Current liabilities before client fund obligations	154,500	130,664
Client fund obligations	127,297	203,582
Notes payable - long-term	1,480	2,164
Bank debt	165,482	177,672

Total liabilities	$587,941	$645,352

Treasury stock	$(499,167)	$(491,046)

Total stockholders' equity	$601,915	$530,879

Debt to equity	28.0%	34.2%
Days sales outstanding (DSO) - continuing operations (1)	81	75

Shares outstanding	55,492	54,592
Basic weighted average common shares outstanding	54,489	53,862
Diluted weighted average common shares outstanding	56,393	55,689

(1)

DSO is provided for continuing operations and represents accounts receivable, net, at the end of the period, divided by trailing twelve month daily revenue. The Company has included DSO data because such data is commonly used as a performance measure by analysts and investors and as a measure of the Company's ability to collect on receivables in a timely manner. DSO should not be regarded as an alternative or replacement to any measurement of performance under GAAP. DSO at September 30, 2017 was 84.

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CBIZ, INC.

GAAP RECONCILIATION

Income from Continuing Operations to Non-GAAP Financial Measures (1)

(In thousands)

	THREE MONTHS ENDED		NINE MONTHS ENDED
	SEPTEMBER 30,		SEPTEMBER 30,
	2018	2017	2018	2017
Income from continuing operations	$13,595	$9,864	$62,526	$46,306
Interest expense	1,614	1,777	5,211	4,986
Income tax expense	3,297	6,172	19,691	26,656
Gain on sale of operations, net	-	-	(663)	(45)
Depreciation	1,465	1,402	4,383	3,864
Amortization	4,387	4,486	13,145	13,303

Adjusted EBITDA	$24,358	$23,701	$104,293	$95,070

(1)

CBIZ reports its financial results in accordance with GAAP. This table reconciles Non-GAAP financial measures to the nearest GAAP financial measure, "Income from continuing operations." Adjusted EBITDA is not defined by GAAP and should not be regarded as an alternative or replacement to any measurement of performance or cash flow under GAAP. Adjusted EBITDA is commonly used by the Company, its shareholders and debt holders to evaluate, assess and benchmark the Company's operational results and to provide an additional measure with respect to the Company's ability to meet future debt obligations.

Guidance on 2018 Earnings Per Diluted Share from Continuing Operations

	Low	High
2018 outlook growth in earnings per diluted share	13%	17%
2018 outlook earnings per diluted share	$1.04	$1.08

2018 outlook growth in adjusted earnings per diluted share, excluding impact of Tax Cuts and Jobs Act	20%	24%

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